CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-213604) of Tanzanian Royalty Exploration Corporation and in the related Prospectus of our report dated November 30, 2015, with respect to the consolidated financial statements of Tanzanian Royalty Exploration Corporation as at and for the year ended August 31, 2015, included in this Annual Report (Form 20-F) for the year ended August 31, 2016.

Vancouver, Canada	/s/ Ernst & Young LLP
November 25, 2016	Chartered Professional Accountants